UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2024
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant’s telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On July 23, 2024, KBS Real Estate Investment Trust III, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the offices of KBS, 800 Newport Center Drive, 7th Floor Boardroom, Newport Beach, California 92660. At the Annual Meeting, the Company’s stockholders voted in person or by proxy on (1) the election of five directors to hold office for one-year terms; and (2) the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
As related to the election of directors, none of the director nominees received affirmative votes from a majority of the shares present in person or by proxy at the Annual Meeting to be elected to the board of directors. Under Maryland law, if an incumbent director nominee fails to receive the required number of votes for re-election, he will continue to serve as a “hold-over” director until his successor is duly elected and qualified. As a result, each of the five director nominees will continue to serve as a “hold-over” director.
There were 32,838,664 broker non-votes with respect to the election of the five director nominees. A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the election of directors. Absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares in the election of directors. Broker non-votes have the effect of a vote against the election of each nominee for director. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her share.
The number of votes cast for and votes cast against, and the number of abstentions with respect to, each of the director nominees as well as the number of broker non-votes were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Charles J. Schreiber, Jr.	36,967,009	3,539,239	2,207,523	32,838,664
Marc DeLuca	37,119,061	3,392,566	2,202,144	32,838,664
Stuart A. Gabriel, Ph.D.	37,056,126	3,476,403	2,181,242	32,838,664
Robert Milkovich	37,099,506	3,407,039	2,207,226	32,838,664
Ron D. Sturzenegger	37,052,991	3,429,374	2,231,406	32,838,664

The appointment of E&Y was ratified. The number of votes cast for and votes cast against, and the number of abstentions with respect to, the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2024 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of E&Y Appointment	72,597,072	1,461,139	1,494,224	—

Brokers have discretionary authority to vote for the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares. As such, there were no broker non-votes with respect to this proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: July 25, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary